Exhibit 10.2

TRADEMARK LICENSE EXTENSION AGREEMENT (UK)

This Extension Agreement dated as of August 1, 2004 is by and between Hallmark Cards, Incorporated (“Hallmark”) and Crown Entertainment Limited (“Crown Entertainment”).

WHEREAS, Crown Entertainment and Hallmark have previously entered into that certain Amended and Restated Trademark License Agreement between the parties dated as of December 1, 2000 as amended and extended as of November 30, 2002 and as of August 28, 2003 (the “License Agreement”); and

WHEREAS, the parties desire to amend and further extend the term of the License Agreement;

NOW, THEREFORE, Crown Entertainment and Hallmark hereby agree as follows:

The term of the License Agreement shall be extended for an additional period terminating on September 1, 2005, subject to any earlier termination pursuant to the terms of the License Agreement.

All other terms and conditions of the License Agreement will remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the date set forth above.

HALLMARK CARDS, INCORPORATED

By:	/s/ Brian E. Gardner
Brian E. Gardner

Title:	Executive Vice President

CROWN ENTERTAINMENT LIMITED

By:	/s/ C. Stanford

Title:	Director